COMPENSATION OF DIRECTORS

                                May 18, 1995

       WHEREAS, Article IV, Section 10 of the corporation's
By-Laws states: "The board of directors shall have the authority to fix the compensation of directors.";

       NOW, THEREFORE, BE IT RESOLVED, that effective May 1, 1995, the compensation of the outside directors of this corporation shall be:

       1.   An annual retainer fee in the sum of
            $24,000, irrespective of attendance
            at meetings of the board of directors;
            and

            In addition, an annual retainer fee in
            the sum of $3,000 for all committee
            chairmen irrespective of attendance at
            committee meetings;

       2.   An additional fee in the sum of $1,200
            for each meeting of the board of direc-
            tors attended or held via means of a
            conference telephone call;

       3.   An additional fee in the sum of $l,200
            for each meeting of a committee of the
            board of directors attended or held via
            means of a conference telephone call; and

       4. Reimbursement for all expenses incidental to attendance at a meeting of the board of directors or a meeting of a committee of the board of directors, and for any other expense incurred on behalf of the corporation.







                                                         Exhibit (10)(i)